UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

100 F Street NE

WASHINGTON, DC 20002

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

CANNABIS SCIENCE, INC.

(Name of Registrant As Specified In Charter)

______________________________

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	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Cannabis Science, Inc.

2422 S. Trenton Way, Unit H

Denver, CO 80231

To the Shareholders:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on December 20, 2010, of shares of the common stock with voting power of Cannabis Science, Inc., a Nevada corporation (the “Company”), that our Board of Directors and shareholders holding 666,666 Series A Preferred shares which represent approximately 60.2% of our voting power, by written consent in lieu of a meeting of stockholder, have approved the following:

To approve the decision of our Board of Directors to amend the Articles of Incorporation to effect a recapitalization of the Company by establishing two classes of common stock, Class A and Class B and to issue a dividend to holders of our current common stock so they received 1 share of the new Class A common stock and 1 non-transferable share purchase warrant for each 10 shares of the former Class B common stock that they previously owned as of the record date of December 31, 2010.  Each warrant will grant the holder to purchase an additional share of Class A common stock at a price of $1.00 per share.  The warrant will be exercisable for 90 days from the date that the Class A common stock receives a trading symbol.

These actions were approved on December 20, 2010, by our Board of Directors and three shareholders who hold a majority of issued and outstanding voting securities.  We anticipate an effective date of September 8, 2011, or as soon thereafter as practicable in accordance applicable law, including the Nevada Revised Statutes (“NRS”).

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The accompanying information statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with the NRS and Rule 14c of the Securities Exchange Act of 1934, as amended. This Information Statement is first mailed to you on or about August 18, 2011.

Please feel free to call us at (888) 889-0888 should you have any questions on the enclosed Information Statement.

Date: August 18, 2011	For the Board of Directors of Cannabis Science, Inc.

	By:	/s/ Dr. Robert Melamede
Dr. Robert Melamede
Chief Executive Officer and Director

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Cannabis Science, Inc.

2422 S. Trenton Way, Unit H

Denver, CO 80231

INFORMATION STATEMENT

(Definitive)

August 18, 2011

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of Cannabis Science, Inc., a Nevada Corporation (the “Company”), to notify such Stockholders that on or about December 20, 2010 , the Company received written consents in lieu of a meeting of Stockholders from two holders of 666,666 shares of Series A Preferred Stock representing approximately 60.2% of the total 1,107,169,574 issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) to effect a recapitalization of the Company by establishing two classes of common stock, Class A and Class B and to issue a dividend to holders of our current common stock so they received 1 share of the new Class A common stock and 1 non-transferable share purchase warrant for each 10 shares of the former Class B common stock that they previously owned as of the record date, December 31, 2010.  Each warrant will grant the holder to purchase an additional share of Class A common stock at a price of $1.00 per share.  The warrant will be exercisable for 90 days from the date that the Class A common stock receives a trading symbol.

On December 20, 2010, the Board approved the above actions, subject to approval by the Stockholders.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken.  In addition, pursuant to the laws of Nevada, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights.

Our board of directors determined to pursue shareholder action by majority written consent presented by our outstanding shares of stock entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of shareholders and to implement the above action to our shareholders in a timely manner.

The above actions will become effective 20 days following the mailing to the Stockholders of the Definitive Information Statement, or as soon thereafter as is practicable.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND A PROXY.

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OUTSTANDING VOTING SECURITIES OF THE COMPANY

As of the date of the consent by the Majority Stockholders, on December 20, 2010, the Company had 107,170,574 shares of Common Stock issued and outstanding, and there were 999,999 shares of Series A Preferred Stock issued and outstanding.  Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval and each share of Series A Preferred Stock is entitled to one thousand votes per share on all matters to be voted on by the holders of the Company's common stock.

On December 20, 2010, the holders of 666,666 shares of Series A Preferred Stock (or approximately 60.2% of the Company’s total voting stock then outstanding) executed and delivered to the Company a written consent approving the actions.  As the actions were approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The NRS provides in substance that unless the Company’s Articles provides otherwise, Stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the Stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the NRS, a vote by the holders of at least a majority of the voting shares is required to effect the action described herein.  As of the Record Date, the Company had 107,170,574 common shares issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share and 999,999 Series A Preferred Shares issued and outstanding and entitled to vote, which for voting purposes are entitled to one thousand votes per share.  The consenting Majority Stockholders are the record and beneficial owners of a total of 666,666 shares of the Company’s Series A Preferred stock, which represents approximately 60.2% of the total number of voting shares.  The consenting Majority Stockholders voted in favor of the actions described herein in a written consent, dated December 20, 2010.  No consideration was paid for the consent.  The consenting stockholders’ name, affiliation with the Company and beneficial holdings are as follows:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of beneficial ownership	Percentage of Class (1)	Percentage of Voting Power (2)
Series A Preferred Stock	Dr. Robert Melamede (3) 2422 S. Trenton Way, Unit H Denver, CO 80231	333,333	33.3%	30.1%
Series A Preferred Stock	Richard Cowan (4) 2422 S. Trenton Way, Unit H Denver, CO 80231	333,333	33.3%	30.1%
Series A Preferred Stock	All Executive Officers and Directors	666,666	66.6%	60.2%

1.

Percentage of class is based on 999,999 shares of Series A Preferred Stock issued and outstanding as of December 20, 2010.  Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act.  The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable.

2.    Percentage of voting power is calculated based on 107,170,574 shares of common stock issued and outstanding as of December 20, 2010 and 1,000 times the 999,999 shares of Series A Preferred Stock issued and outstanding as of December 20, 2010

3.

Dr. Melamede is our President, Chief Executive Officer and a Director.

4.

Mr. Cowan is our Chief Financial Officer and a Director.

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ACTION: CREATE NEW CLASS OF COMMON STOCK AND ISSUE DIVIDEND

To approve the decision of our Board of Directors to amend the Articles of Incorporation to effect a recapitalization of the Company by establishing two classes of common stock, Class A and Class B and to issue a dividend to holders of our current common stock so they received 1 share of the new Class A common stock and 1 non-transferable share purchase warrant for each 10 shares of the former Class B common stock that they previously owned as of the record date, December 31, 2010.  Each warrant will grant the holder to purchase an additional share of Class A common stock at a price of $1.00 per share.  The warrant will be exercisable for 90 days from the date that the Class A common stock receives a trading symbol.

On December 20, 2010, our Board of Directors approved, subject to receiving the approval of the holder of a majority of our outstanding capital stock, an amendment to the Articles of Incorporation to effect a recapitalization of the Company by establishing two classes of common stock, Class A and Class B and to issue a dividend to holders of our current common stock so they received 1 share of the new Class A common stock and 1 non-transferable share purchase warrant for each 10 shares of the former Class B common stock that they previously owned as of the record date, December 31, 2010.  Each whole share purchase warrant will be exercisable into one share of Class A common stock at a price of $1.00 per share.  The share purchase warrants expire 90 days from the date Class A common stock commences trading under its own unique symbol. The Amended Articles effecting the new class and share dividend will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

We are currently authorized by our Certificate of Incorporation to issue 250,000,000 shares of common stock, $0.001 par value per share and 1,000,000 shares of preferred stock, $0.001 par value per share. Pursuant to the Amendment we will increase the authorized shares and reclassify our common stock so that we can issue 850,000,000 shares of Class B common stock (our current class), 100,000,000 shares of Class A common stock (our new class) and 1,000,000 shares of preferred stock.

As of the date the Amendment was approved by our Board and the Majority Stockholders, there were 107,170,574 shares of our common stock issued and outstanding.

Reasons for the New Class of Common Stock

Our Board believes it is in our best interests and the best interests of our stockholders to create a new class of common stock as it will allow for greater value for shareholders in having increased dividend participation; meaning that the new Class A shares would receive a greater amount of any total declared dividend as compared to the Class B shares and any current shareholders would receive essentially the same dividend before and after the recapitalization, but that any new issuances of Class A common stock would have increased dividend participation as compared to current shareholders.  In addition, based upon the 1 for 30 conversion ratio for the new class of common stock into the current class of common stock, this will enable the issuance of shares of our common stock at a higher price in connection with such potential issuances and such other purposes as the Board determines.

The Board believes that issuing stock at the higher price along with the greater dividend participation for new issuances of the new common stock, as discussed above, will afford the Company greater flexibility in seeking capital and potential acquisition targets.  The ‘higher price’ referenced herein means a higher price for the Class A as compared to the Class B common stock, rather than a higher price in the absolute.

The Board has no immediate plans, understandings, agreement or commitments to issue shares of the new common stock for any purposes other than the dividend.  While there is no immediate benefit for the Company arising from this recapitalization, we believe the added capital proceeds from the exercise of share purchase warrants into Class A common shares will benefit the Company in its capital growth objective and the added value to shareholders will retain their loyalty and commitment towards the Company’s longevity and profitability.

New Share Structure

Upon effectiveness of the Amendment, we will be authorized to issue 850,000,000 shares of Class B common stock (our current class) and 100,000,000 shares of Class A common stock (our new class) and 1,000,000 shares of preferred stock.

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Tabular information immediately prior to and after the creation of the new class of shares:

Stock Class Details	Prior To The Creation of Class A Common Stock	Immediately After The Creation of Class A Common Stock

Class B Common Stock:
Authorized (2)	250,000,000	850,000,000
Issued or reserved	100,770,574	705,393,994
Votes per share	1	1
Percentage of voting power (1)	9.15%	7.18%
Authorized but not issued or reserved (2)	149,229,426	144,606,006

Class A Common Stock:
Authorized	-	100,000,000
Issued (3)	-	10,077,057
Votes per share	-	30
Percentage of voting power (1)	-	21.55%
Authorized but not issued or reserved	-	79,845,886

Series A Preferred Stock:
Authorized	1,000,000	1,000,000
Issued	999,999	999,999
Votes per share	1,000	1,000
Percentage of voting power (1)	90.85%	71.27%
Authorized but not issued or reserved	1	1

(1) Based on a total of 1,100,769,574 available votes prior to the creation of Class A common shares and 1,403,081,284 available votes after creation; excluding potential votes arising from the exercise of purchase warrants.

(2) Upon approval of the creation of Class A shares, the Company will increase the authorized Class B common shares to 850 million to allow for and reserve shares for the conversion of Class A common shares into Class B including the exercise of warrants into Class A shares and the potential conversion into Class B common shares.

(3) An additional 10,077,057 of Class A common stock is reserved for the exercise of purchase warrants.

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Class A Common Stock (New Class)

Each share of Class A Common stock will be entitled to thirty votes per share on all matters voted on by holders of the Company’s common stock.  In addition, each share of Class A Common Stock will be convertible into Class B Common Stock at a ratio of 30 for 1, that is, every one share of Class A Common Stock can be converted into 30 shares of Class B Common Stock, at the election of the holder.  Each shares of Class A Common Stock will also be entitled to a ratio participation of 97/100th (97%) on all declared dividends on the Company’s common stock, e.g. for every dollar of declared dividend on the Company’s common stock, Class A will be entitled to $0.97.  Furthermore, the Company will, as soon as practicable, apply for a unique trading symbol for this newly created class of common stock.

Class B Common Stock (Former Class)

Each share of Class B Common stock is entitled to one vote per share on all matters voted on by holders of the Company’s common stock.  Shares of Class B Common Stock will not be convertible into other classes of the Company’s common stock.  Each shares of Class B Common Stock will also be entitled to a ratio participation of 3/100th (3%) on all declared dividends on the Company’s common stock, e.g. for every dollar of declared dividend on the Company’s common stock, Class B will be entitled to $0.03.  Class B Common Stock will continue to trade under the Company’s current trading symbol CBIS.OB.

Series A Preferred Stock

Each shares of Series A Preferred Stock is entitled to 1,000 votes per share on all matters to be voted on by the holders of the Company’s common stock and is not convertible into any shares of the Company's common stock.  With respect to rights on liquidation, dissolution or winding up, shares of Series A Preferred Stock rank on a parity with the Company's common stock.

Share Dividend

Upon the effectiveness of the Company’s proposed corporate actions, the Company will issue a dividend to holders of our current common stock so they received 1 share of the new Class A common stock for each 10 shares of the former Class B common stock that they previously owned as of the record date.  These shares will be mailed to the shareholders directly from our transfer agent without any action require on the part of our shareholders.

Warrants

Upon the effectiveness of the Company’s proposed corporate actions, the Company will issue one non-transferable share purchase warrant for each 10 shares of the former Class B common stock that shareholders previously owned as of the record date, December 31, 2010.  Each whole share purchase warrant will be exercisable into one share of Class A common stock at a price of $1.00 per share.  The share purchase warrants expire 90 days from the date Class A common stock commences trading under its own unique symbol.

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Anti-Takeover

We presently do not have in place provisions which may have an anti-takeover effect.  The increase in the authorized number of shares and class of our common stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of our common stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board.

The issuance of additional shares of our common stock may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our common stock.  It may also adversely affect the market price of our common stock.  However, if additional shares are issued in transactions whereby favorable business opportunities are provided, the market price of our common stock may increase.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Common Stock owned on December 20, 2010 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address (1)	Number of Shares Owned	Percentage (2)
Dr. Robert Melamede (3) 2422 S. Trenton Way, Unit H Denver, CO 80231	8,507,000	7.9%
Richard Cowan (4) 2422 S. Trenton Way, Unit H Denver, CO 80231	8,507,000	7.9%
All Directors And Officers As A Group	17,014,000	15.9%
Bogat Family Trust c/o Cannabis Science Inc. 2422 S. Trenton Way, Unit H Denver, CO 80231	9,090,000	8.4%

1.

The person named in this table has sole voting and investment power with respect to all shares of common stock reflected as beneficially owned.

2.

Based on 107,170,574 shares of common stock outstanding as of December 20, 2010.

3.

Dr. Melamede is our President, Chief Executive Officer and a Director.

4.

Mr. Cowan is our Chief Financial Officer and a Director.

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ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”).  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.  The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

NO DISSENTER’S RIGHTS

The Stockholders have no right under the Nevada Revised Statutes, the Articles consistent with above or by-laws to dissent from any of the provisions adopted in the Amendments.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on September 8, 2011.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company.  The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.  The Board of Directors has fixed the close of business on December 31, 2010, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the above actions will not become effective until at least 20 calendar days after the mailing of the Definitive Information Statement.

This Information Statement is being mailed on or about August 18, 2011 to all Stockholders of record as of the Record Date.

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CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: August 18, 2011	For the Board of Directors of Cannabis Science, Inc.

	By:	/s/ Dr. Robert Melamede
Dr. Robert Melamede
Chief Executive Officer and Director

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